Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS NET INCOME OF $3.6 MILLION,
OR $0.20 PER SHARE, FOR 2009 FIRST QUARTER

New York, NY, May 11, 2009 – Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, today reported its financial results for the first quarter ended March 31, 2009.

2009 Highlights:

•	Net income before preferred stock dividends and accretion was $3.6 million or $0.20 per diluted share for the first quarter.

•	Pre-tax income before loan loss provision and securities gains was up 8.5% from a year ago, to $9.1 million.

•	Net interest income rose to $21.4 million for the 2009 first quarter, up nearly 8% over the prior year period.

•	The net interest margin was 4.50% for the 2009 first quarter, rising 11 basis points from a year ago.

•	Average loans held in portfolio increased 6.1% over the prior year period to $1.15 billion.

•	Demand deposits were $484 million at March 31, 2009, representing 35% of total deposits.

•	Sterling’s capital ratios exceeded “well-capitalized” requirements, with total risk-based capital of 13.33% at March 31, 2009.

•

Through acquisition, the Company formed the Sterling Trade Capital division in early April, substantially expanding its factoring, import trade financing and receivables management business and broadening the market for its services.

Management Comments

“Sterling’s performance for the 2009 first quarter was distinguished by profitability and growth, in sharp contrast to the prevailing weakness in economic conditions on a local, national and global scale,” stated Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “The fundamental strength of our business is reflected in the fact that income rose to $9.1 million on a pre-tax, pre-provision basis, excluding securities gains, for an increase of 8.5% over the year-ago period, while average loans in portfolio were up 6.1%. Sterling’s ability to deliver these results in a challenging period reflected a steady focus on growing our business by continuing to meet the needs of our customers and community for effective financing solutions and superior service. We also have continued to maintain a sound balance sheet, with strong capital and liquidity upon which to build future growth.”

Mr. Cappelli continued, “We have benefited from the diversity and breadth of our business, and have experienced strong demand for our products and services, especially among business customers. Our greater net interest income for the first quarter largely reflected the increase in our loan portfolio, as well as our ongoing strategies to manage the balance sheet to achieve the lowest possible funding costs and a high net interest margin.”

“In this environment, we are continuing to explore and take action on attractive opportunities, as shown by our recent acquisition of a factoring, import trade financing and accounts receivable management business in early April. Now operating as Sterling Trade Capital, this is an excellent complement to our portfolio of services. Going forward, we are maintaining our focus on responsible growth, capital strength, asset quality and superior service, while continuing our effective balance sheet management and expense control,” Mr. Cappelli concluded.

First Quarter 2009 Financial Results

Net income before preferred dividends and accretion was $3.6 million, or $0.20 per diluted share, for the 2009 first quarter. The preferred dividends and accretion related to the Company’s issuance in December 2008 of preferred stock and warrants under the U.S. Treasury Capital Purchase Program. The results for the 2008 first quarter were net income of $4.0 million, and earnings per diluted share of $0.22. After giving effect to preferred dividends and accretion, net income available to common stockholders for the 2009 first quarter was $2.8 million, or $0.15 per diluted share.

Net interest income, on a tax-equivalent basis, was $21.4 million for the 2009 first quarter, rising 7.7% from a year ago. The growth in net interest income primarily reflected higher average loan and investment securities balances, as well as lower funding costs due to the Company’s strategy of employing cost-effective wholesale funding in lieu of higher priced certificates of deposit. A decrease in yield on loans due to the lower rate environment and mix of lending business was more than offset by earning asset growth and lower funding costs.

Net interest margin for the 2009 first quarter, on a tax-equivalent basis, was 4.50%, an increase of 11 basis points compared to 4.39% for the first quarter of last year.

Noninterest income was $10.8 million for the 2009 first quarter, up from $8.7 million a year ago. The increase reflected gains on sales of securities of $3.1 million, among other factors.

Noninterest expenses were $20.1 million for the 2009 first quarter, virtually unchanged from $20.2 million a year ago, reflecting management’s continued emphasis on expense control.

The provision for income taxes was $2.3 million for the first quarter of 2009, compared to $2.4 million for the same period of 2008.

Earning Assets and Deposits

Loans held in portfolio, net of unearned discounts, averaged $1,146.8 million for the 2009 first quarter, an increase of 6.1% from a year ago. The increase reflected growth across a wide range of Sterling’s lending products and services from both existing and new customers. The Company believes that its strong liquidity should provide capacity for further loan growth, as the ratio of loans held in portfolio to deposits at Sterling National Bank was approximately 86.4% as of March 31, 2009.

Investment securities averaged $750.3 million for the 2009 first quarter, compared to $720.5 million a year ago, reflecting the continuation of asset/liability management strategies designed to capitalize on current market conditions.

Demand deposits averaged $435.2 million for the 2009 first quarter. As of March 31, 2009, demand deposits represented 35.3% of total deposits, one of the highest ratios of demand to total deposits in the industry.

Asset Quality

The Company has continued to pursue a prudent and cautious approach to asset quality in the current recessionary environment. Sterling believes that its asset quality continued to compare favorably with industry peers, based on such measures as the ratio of nonperforming assets to total assets and the allowance for loan losses as a percentage of nonperforming loans.

During the first quarter of 2009, conditions deteriorated further across many segments of the economy. The symptoms of the economic downturn are widespread, and include a decline in gross domestic product, reduced business investment and manufacturing activity, weaker retail spending, rising unemployment, depressed housing values, and continued volatility and illiquidity in the financial markets. These and other factors have adversely affected the financial condition of certain of the Company’s business borrowers, as well as the value of its collateral. Accordingly, Sterling experienced increases in both net charge-offs and nonperforming assets in the recent period as compared with its relatively low historical levels. For example, the ratio of nonperforming assets to total assets was 0.83% at March 31, 2009, compared to 0.41% a year earlier. Lease financing nonaccruals represented the most significant component of this increase, accounting for about two-thirds of total nonperforming assets at March 31, 2009. A substantial portion of the Company’s lease financing nonaccruals had balances under $100,000. Sterling has historically maintained outstanding asset quality in the leasing category, reflecting the underwriting criteria that the Company has consistently employed over many years, although the worsening economic conditions had a disproportionately negative impact on the small businesses that make up most of the Company’s leasing customers. Sterling has further strengthened its underwriting standards and enhanced its credit evaluation criteria to adapt to the unprecedented sharp downturn in the economy, and has intensified its collection activities.

Asset quality improved in certain categories, as reflected in decreases in commercial and industrial nonaccrual loans, as well as other real estate owned (OREO), compared to the year-ago period. No industry concentrations in the commercial and industrial loan portfolio exceeded 10% of gross loans at March 31, 2009.

Based on the above factors, as well as management’s regular evaluation of the loan portfolio and its assessment of current and expected economic conditions, Sterling increased its provision and allowance for loan losses during the quarter ended March 31, 2009. The provision for loan losses was $6.2 million for the 2009 first quarter, compared to $2.0 million for the same period of 2008. The allowance for loan losses was increased to $17.2 million at March 31, 2009, or 1.45% of loans held in portfolio, compared with $15.2 million or 1.31% of loans held in portfolio a year earlier.

Capital and Dividends

As of March 31, 2009, all of Sterling’s capital ratios exceeded regulatory requirements for a well-capitalized institution. Sterling’s Tier 1 risk-based capital ratio at that date was 12.16%, total risk-based capital was 13.33%, and the Tier 1 leverage ratio was 8.59%. These ratios reflect the receipt in December 2008 of $42 million in proceeds from the issuance of preferred stock under the U.S. Treasury Capital Purchase Program. Excluding such proceeds, Sterling’s capital ratios would continue to exceed regulatory requirements for a well-capitalized institution.

Sterling recently declared a cash dividend of $0.19 per common share, payable on June 30, 2009, to shareholders of record as of June 15, 2009. The Company has a track record of continuous cash dividends that extends to 254 quarters or more than 63 years.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on May 11, 2009 at 10:00 a.m. Eastern Daylight Time to discuss the 2009 first quarter financial results. To access the conference call live, interested parties may dial 800-230-1093 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Daylight Time on May 11, 2009 until 11:59 p.m. Eastern Daylight Time on May 25, 2009. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 100438.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company with assets exceeding $2.1 billion. Established in 1929, the Company’s principal banking subsidiary, Sterling National Bank, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Now in its 80th year, Sterling is well known for its focus on business customers, an extensive and diverse product portfolio and a high-touch, hands-on approach to customer service.

Sterling offers working capital lines, asset-based financing, factoring, accounts receivable financing and management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, import trade financing, a wide array of depository products and cash management services, trust and estate administration and custodial account services.

Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the Company’s belief that the business acquired in early April and now operating as Sterling Trade Capital is an excellent complement to the Company’s portfolio of services and will expand both its business volume and potential customer base for its factoring and related services, that the Company’s strong liquidity should provide capacity for further loan growth, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended March 31,

	2009	2008

OPERATING HIGHLIGHTS
Interest income	$26,591	$29,769
Interest expense	5,219	9,934
Net interest income	21,372	19,835
Provision for loan losses	6,200	1,950
Noninterest income	10,798	8,672
Noninterest expenses	20,052	20,166
Income before income taxes	5,918	6,391
Provision for income taxes	2,306	2,389
Net income	3,612	4,002
Dividends on preferred shares and accretion	842	0
Net income available to common shareholders	2,770	4,002

Net income per average common share:
Basic	0.20	0.22
Diluted	0.20	0.22
Net income available to common shareholders, per average common share:
Basic	0.15	0.22
Diluted	0.15	0.22

Cash dividends declared	0.19	0.19

Common shares outstanding:
Period end	18,106	17,989
Average Basic	18,099	17,870
Average Diluted	18,275	18,069

Return on average assets (1)	0.70%	0.80%
Return on average tangible common equity (2)	15.42%	16.53%
Return on average stated common equity (3)	12.43%	13.38%
Net interest margin, tax-equivalent basis	4.50%	4.39%

CAPITAL RATIOS
Period End
Tier 1 risk based	12.16%	9.75%
Total risk based	13.33%	10.86%
Leverage	8.59%	6.78%

Book value per common share (period end)	$6.59	$6.87

(1)	Calculated by dividing net income by average assets.

(2)	Average tangible common equity represents average shareholders’ equity less average preferred stock and average goodw ill. Calculated by dividing net income by average tangible common equity.

(3)	Average stated common equity is equal to average shareholders’ equity less average preferred stock. Calculated by dividing net income by average stated common equity.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,

	2009	2008

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$661,233	$761,028
Loans held for sale	44,830	22,235
Loans held in portfolio, net of unearned discount	1,185,224	1,155,402
Total earning assets	1,906,901	1,939,343
Allowance for loan losses	17,158	15,162
Total assets	2,127,171	2,105,357

Demand deposits	484,200	494,308
Savings, NOW and money market deposits	565,843	466,070
Time deposits	322,363	534,657
Customer repurchase agreements	43,584	48,753
Other short-term borrowings	269,736	160,516
Long-term borrowings	175,774	175,774
Shareholders’ equity	159,160	123,579

Average Balances
Investment securities	$750,311	$720,486
Loans held for sale	33,443	23,388
Loans held in portfolio, net of unearned discount	1,146,790	1,081,085
Total earning assets	1,942,524	1,828,290
Total assets	2,092,972	2,006,040

Demand deposits	435,242	440,860
Savings, NOW and money market deposits	583,378	464,874
Time deposits	328,393	551,395
Customer repurchase agreements	74,700	82,460
Other short-term borrowings	226,282	133,838
Long-term borrowings	175,774	114,236
Shareholders’ equity	157,533	120,279

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$4,997	$1,498
Nonaccrual loans	16,188	6,500
Other real estate owned	1,423	2,186
Nonperforming assets	17,611	8,686
Nonaccrual loans/loans (1)	1.32%	0.55%
Nonperforming assets/assets	0.83%	0.41%
Allowance for loan losses/loans (2)	1.45%	1.31%
Allowance for loan losses/nonaccrual loans	105.99%	233.26%

(1)	The term “loans” includes loans held for sale and loans held in portfolio.

(2)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	March 31,

	2009	2008

ASSETS
Cash and due from banks	$30,635	$53,033
Interest-bearing deposits with other banks	15,614	678

Investment securities
Available for sale (at estimated fair value)	355,128	412,521
Held to maturity (at amortized cost)	306,105	348,507

Total investment securities	661,233	761,028

Loans held for sale	44,830	22,235

Loans held in portfolio, net of unearned discounts	1,185,224	1,155,402
Less allowance for loan losses	17,158	15,162

Loans held in portfolio, net	1,168,066	1,140,240

Customers’ liability under acceptances	230	0
Goodwill	22,901	22,901
Premises and equipment, net	10,327	10,776
Other real estate	1,423	2,186
Accrued interest receivable	7,037	8,168
Cash surrender value of life insurance policies	46,926	43,212
Other assets	117,949	40,900

	$2,127,171	$2,105,357

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$484,200	$494,308
Savings, NOW and money market	565,843	466,070
Time	322,363	534,657

Total deposits	1,372,406	1,495,035

Securities sold under agreements to repurchase - customers	43,584	48,753
Securities sold under agreements to repurchase - dealers	0	44,514
Federal funds purchased	45,000	45,000
Commercial paper	11,382	19,990
Short-term borrowings - FHLB	0	49,000
Short-term borrowings - FRB	210,000	0
Short-term borrowings - other	3,354	2,012
Long-term borrowings - FHLB	150,000	150,000
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	230	0
Accrued interest payable	1,956	3,996
Accrued expenses and other liabilities	104,325	97,704

Total liabilities	1,968,011	1,981,778

Shareholders’ equity	159,160	123,579

	$2,127,171	$2,105,357

MEMORANDA
Available for sale securities - amortized cost	$354,670	$411,868
Held to maturity securities - estimated fair value	313,730	352,861
Shares outstanding
Common issued	22,226,425	21,813,131
Common in treasury	4,119,934	3,824,161

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,

	2009	2008

INTEREST INCOME
Loans	$17,552	$20,820
Investment securities - available for sale	5,495	4,712
Investment securities - held to maturity	3,534	4,225
Deposits with other banks	10	12

Total interest income	26,591	29,769

INTEREST EXPENSE
Savings, NOW and money market deposits	1,125	1,610
Time deposits	2,166	5,338
Securities sold u/a/r - customers	115	646
Securities sold u/a/r - dealers	0	317
Federal funds purchased	34	362
Commercial paper	23	195
Short-term borrowings - FHLB	11	215
Short-term borrowings - FRB	99	0
Short-term borrowings - other	1	14
Long-term borrowings - FHLB	1,122	714
Long-term subordinated debentures	523	523

Total interest expense	5,219	9,934

Net interest income	21,372	19,835
Provision for loan losses	6,200	1,950

Net interest income after provision for loan losses	15,172	17,885

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	3,243	3,565
Service charges on deposit accounts	1,383	1,352
Other customer related service charges and fees	680	675
Mortgage banking income	2,106	2,499
Trust fees	139	135
Income from life insurance policies	258	269
Loss on sale of OREO	(2)	(228)
Securities gains	3,065	0
Other income	(74)	405

Total noninterest income	10,798	8,672

NONINTEREST EXPENSES
Salaries	9,989	9,348
Employee benefits	2,677	2,836

Total personnel expense	12,666	12,184
Occupancy and equipment expenses, net	2,672	3,009
Advertising and marketing	654	635
Professional fees	1,123	1,364
Communications	431	456
Other expenses	2,506	2,518

Total noninterest expenses	20,052	20,166

Income before income taxes	5,918	6,391
Provision for income taxes	2,306	2,389

Net income	3,612	4,002
Dividends on preferred shares and accretion	842	0

Net income available to common shareholders	$2,770	$4,002

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended March 31,

	2009	2008

Average number of common shares outstanding
Basic	18,098,521	17,870,084
Diluted	18,275,310	18,069,171

Net Income per average common share
Basic	$0.20	$0.22
Diluted	0.20	0.22

Net income available to common shareholders per average common share
Basic	0.15	0.22
Diluted	0.15	0.22

Dividends per common share	0.19	0.19

NOTE: Certain reclassifications have been made to prior periods’ financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended March 31,

	2009	2008

Net income	$3,612	$4,002
Other comprehensive income, net of tax:
Unrealized holding gains on securities, arising during the period	21	1,356

Reclassification adjustment for securities (gains) losses included in net income	(1,674)	0

Amortization of:
Prior service cost	9	9
Net actuarial losses	354	230

Comprehensive income	$2,322	$5,597

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended March 31,

	2009	2008

Balance, at beginning of period	$160,480	$121,070
Net income for period	3,612	4,002
Common shares issued under stock incentive plan and related tax benefits	209	6,265
Stock option compensation expense	33	0
Cash dividends-Common shares	(3,437)	(3,409)
Cash dividends-Preferred shares	(303)	0
Surrender of shares issued under incentive compensation plan	(144)	(5,218)
Change in net unrealized holding gains on available for sale securities	21	1,356
Reclassification adjustment for securities (gains) losses included in net income	(1,674)	0
Adjustment to retained earnings upon adoption of EITF Issue 06-4 effective January 1, 2008	0	(726)
Amortization of:
Prior service cost	9	9
Net actuarial losses	354	230

Balance, at end of period	$159,160	$123,579

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	March 31, 2009			March 31, 2008

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$11,980	$10	0.35%	$3,331	$12	1.40%

Investment securities - available for sale	428,478	5,279	4.93	345,034	4,533	5.26
Investment securities - held to maturity	297,558	3,523	4.74	356,320	4,225	4.74
Investment securities - tax exempt [2]	24,275	371	6.12	19,132	294	6.18

Total investment securities	750,311	9,173	4.89	720,486	9,052	5.03
Loans, net of unearned discount [3]	1,180,233	17,552	6.19	1,104,473	20,820	7.80

Total Interest-Earning Assets [2]	1,942,524	26,735	5.63%	1,828,290	29,884	6.65%

Cash and due from banks	32,423			67,626
Allowance for loan losses	(16,890)			(15,570)
Goodwill	22,901			22,901
Other	112,014			102,793

Total Assets	$2,092,972			$2,006,040

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,217	6	0.14%	$18,649	16	0.34%
NOW	227,027	168	0.30	236,714	825	1.40
Money market	338,134	951	1.14	209,511	769	1.48
Time	327,815	2,164	2.68	550,819	5,336	3.90
Foreign
Time	578	2	1.09	576	2	1.09

Total Interest-Bearing Deposits	911,771	3,291	1.46	1,016,269	6,948	2.75

Borrowings
Securities sold u/a/r - customers	74,700	115	0.63	82,460	646	3.15
Securities sold u/a/r - dealers	0	0	0.00	36,026	317	3.54
Federal funds purchased	57,507	34	0.23	48,956	362	2.92
Commercial paper	11,877	23	0.78	21,150	195	3.70
Short-term borrowings - FHLB	13,833	11	0.31	25,868	215	3.34
Short-term borrowings - FRB	141,611	99	0.28	0	0	0.00
Short-term borrowings - other	1,454	1	0.17	1,838	14	3.09
Long-term borrowings - FHLB	150,000	1,122	3.03	88,462	714	3.23
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.38

Total Borrowings	476,756	1,928	1.64	330,534	2,986	3.63

Total Interest-Bearing Liabilities	1,388,527	5,219	1.52%	1,346,803	9,934	2.96%

Noninterest-bearing demand deposits	435,242			440,860
Other liabilities	111,670			98,098

Total Liabilities	1,935,439			1,885,761
Shareholders’ equity	157,533			120,279

Total Liabilities and Shareholders’ Equity	$2,092,972			$2,006,040

Net interest income/spread [2]		21,516	4.11%		19,950	3.69%

Net yield on interest-earning assets			4.50%			4.39%

Less: Tax-equivalent adjustment		144			115

Net interest income		$21,372			$19,835

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease) Three Months Ended March 31, 2009

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$12	$(14)	$(2)

Investment securities - available for sale	1,028	(282)	746
Investment securities - held to maturity	(702)	0	(702)
Investment securities - tax exempt	80	(3)	77

Total investment securities	406	(285)	121

Loans, net of unearned discounts [3]	1,197	(4,465)	(3,268)

TOTAL INTEREST INCOME	$1,615	$(4,764)	$(3,149)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(10)	$(10)
NOW	(40)	(617)	(657)
Money market	386	(204)	182
Time	(1,811)	(1,361)	(3,172)
Foreign
Time	0	0	0

Total interest-bearing deposits	(1,465)	(2,192)	(3,657)

Borrowings
Securities sold under agreements to repurchase - customers	(61)	(470)	(531)
Securities sold under agreements to repurchase - dealers	(159)	(158)	(317)
Federal funds purchased	48	(376)	(328)
Commercial paper	(63)	(109)	(172)
Short-term borrowings - FHLB	(70)	(134)	(204)
Short-term borrowings - FRB	99	0	99
Short-term borrowings - other	(2)	(11)	(13)
Long-term borrowings - FHLB	454	(46)	408
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	246	(1,304)	(1,058)

TOTAL INTEREST EXPENSE	$(1,219)	$(3,496)	$(4,715)

NET INTEREST INCOME	$2,834	$(1,268)	$1,566

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The effect of the extra day in 2008 has been included in the change in volume.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.